EXHIBIT 99.2

PRELIMINARY COPY,

SUBJECT TO COMPLETION

INTERTAN, INC.

279 BAYVIEW DRIVE

BARRIE, ONTARIO, CANADA L4M 4W5

VOTING INSTRUCTION CARD

VOTING INSTRUCTIONS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned, hereby instructs the trustee to vote, as designated below, all shares of Common Stock of InterTAN, Inc. that are credited to the accounts of the undersigned in the InterTAN Amended and Restated Stock Purchase Program (the “SPP”) at the Special Meeting of Stockholders of InterTAN to be held on Friday, May 28, 2004 and at all adjournments thereof, as more fully described in the notice of the Special Meeting and the proxy statement accompanying the same, receipt of which is hereby acknowledged.

THIS VOTING INSTRUCTION CARD, WHEN DULY EXECUTED AND RETURNED, WILL BE VOTED BY THE TRUSTEE OF THE SPP IN THE MANNER DESIGNATED HEREIN BY THE UNDERSIGNED SPP PARTICIPANT. IF THIS VOTING INSTRUCTION CARD IS DULY EXECUTED AND RETURNED, BUT WITHOUT A CLEAR VOTING DESIGNATION, IT WILL BE VOTED FOR APPROVAL OF ITEM 1.

(Continued and to be signed and dated on the reverse side)

Item 1. Adoption of the Agreement and Plan of Merger, a copy of which is attached to the accompanying proxy statement as Annex A. THE BOARD RECOMMENDS A VOTE “FOR” ADOPTION.

FOR ☐                                                                 AGAINST ☐                                                                 ABSTAIN ☐

Change of address and/or comments mark here ☐

Date:

Signature

Sign exactly as name appears hereon.

Votes must be indicated ☒ in Black or Blue Ink.

(Please sign, date and return this voting instruction card promptly in the enclosed postage prepaid envelope.)